UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 9, 2007

THE NEWARK GROUP, INC.

(Exact name of registrant as specified in its charter)

New Jersey	333-118844	22-2884844
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

20 Jackson Drive

Cranford, New Jersey 07016

(Address of principal executive office)

(Zip Code)

(908) 276-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On March 9, 2007, (i) The Newark Group, Inc. (the “Company”) and its subsidiaries entered into a new asset-based senior secured revolving credit facility whereby the lenders agreed to provide to the Company and its subsidiaries a revolving line of credit in the aggregate principal amount of up to $85,000,000 (depending on a borrowing base), up to $25,000,000 of which may be used for loans directly to the Company’s International subsidiary and up to $15,000,000 of which may be used for letters of credit, and other financial accommodations, and (ii) the Company and its domestic subsidiaries entered into a credit-linked facility whereby the credit-linked lenders will provide to the Company and its domestic subsidiaries a $15,000,000 term loan and a $75,000,000 credit-linked letter of credit facility, and other financial accommodations. Under the agreement referred to in (i) above, the Company (a) granted the lenders a first priority lien on all of the its accounts receivable and inventory (the “ABL Priority Collateral”) and a second priority lien on substantially all of its other assets, including certain real property, and (b) guaranteed the obligations of its International subsidiary. Under the agreement referred to in (ii) above, the Company granted the lenders a first priority lien on substantially all of its assets, including certain real property (excluding accounts receivable and inventory), and a second priority lien to the lenders on all ABL Priority Collateral. Borrowings under the asset-based facility will bear interest at a rate of prime or the Eurodollar rate plus a credit spread determined based on availability under the facility. The term loan under the credit-linked facility will bear interest at a rate of prime plus 1% or the Eurodollar rate plus a credit spread of 2.25%. Letters of Credit will be issued under the credit-linked facility primarily to enhance the Company’s multiple IRB issues with the credit spread being the same as the term loan. The term of the asset-based credit agreement is 5 years, and the term of the credit-linked credit agreement is 6 years. Subject to meeting certain conditions, the Company has a one-time option prior to March 9, 2010 to increase the revolving credit facility by an amount of up to $15,000,000. Likewise, subject to meeting certain conditions, the Company has a one-time option prior to March 9, 2010 to increase the credit-linked facility by an amount of up to $10,000,000. The facilities include financial covenants as follows: (a) if, during any quarter, Excess Availability under the revolving credit facility falls below $10,000,000, the Company must achieve a Fixed Charge Coverage Ratio, as defined in that agreement, of not less than 1.0 to 1.0. and (b) the Senior Leverage Ratio, as defined, for each twelve-month period ending as of each fiscal quarter end shall be less than or equal to 3.0 to 1.0.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under a Off-Balance Sheet Arrangement of a Registrant

The disclosure provided in Item 1.01 “Entry into a Material Definitive Agreement” is incorporated by reference into this Item 2.03 as if fully set forth herein.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

10.12	Asset-based Loan and Security Agreement, dated March 9, 2007, by and among The Newark Group, Inc., Wachovia Bank, National Association, and the several other parties thereto.

10.13	Credit-linked Loan and Security Agreement, dated March 9, 2007, by and among The Newark Group, Inc., Wachovia Bank, National Association, and the several other parties thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

THE NEWARK GROUP, INC.
Date: March 15, 2007

	By:	/s/ Joseph E. Byrne
Joseph E. Byrne
Vice President and Chief Financial Officer